SECOND AMENDMENT TO GUARANTY

SECOND AMENDMENT TO GUARANTY, dated December 12, 2014 but effective as of November 19, 2014 (the “Effective Date”) (this “Amendment”), by and between Barclays Bank PLC, a public limited company organized under the laws of England and Wales (together with its successors and assigns, “Purchaser”), and RAIT Financial Trust, a Maryland real estate investment trust (together with its successors and permitted assigns, “Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guaranty (as defined below and as amended hereby).

RECITALS

WHEREAS, Seller and Purchaser are parties to that certain Master Repurchase Agreement, dated as of November 23, 2011, as amended by (i) that certain First Amendment to the Master Repurchase Agreement, dated as of December 27, 2011, by and between Seller and Purchaser, (ii) that certain Second Amendment to the Master Repurchase Agreement, dated as of February 16, 2012, by and between Seller and Purchaser, (iii) that certain First Omnibus Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of June 30, 2013 (the “Omnibus Amendment”), by and among Seller, Purchaser and RAIT Financial Trust and (iv) that certain Third Amendment to the Master Repurchase Agreement, dated December 12, 2014 but effective as of November 19, 2014, by and between Seller and Purchaser, (as the same may be further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”), and other Transaction Documents; and

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered that certain Guaranty, dated as of November 23, 2011, by Guarantor for the benefit of Buyer, as amended by the Omnibus Amendment (the “Guaranty”); and

WHEREAS, Guarantor and Purchaser desire to make certain modifications to the Guaranty as further set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENT TO GUARANTY

(a) Article V(g) of the Guaranty is hereby amended by deleting it in its entirety and replacing it with the following:

(g) Financial Covenants. Guarantor shall at all times satisfy the following financial covenants:

(i) Minimum Adjusted Book Value. Guarantor shall at all times maintain an Adjusted Book Value of not less than the sum of (x) $450 million plus (y) 75% of the net proceeds received by Guarantor in connection with any issuance of Equity Interests in Guarantor, minus (z) 100% of the amount paid by Guarantor for the repurchase of any Equity Interests in Guarantor, in each case subsequent to November 23, 2011.

(ii) Minimum Fixed Charge Coverage Ratio. Guarantor shall at all times maintain a Fixed Charge Coverage Ratio of no less than 1.20 : 1.00.

(iii) Maximum Leverage. Guarantor shall at all times maintain a ratio of (x) Total Liabilities to (y) Adjusted Total Assets of no greater than 80%.

(iv) Minimum Cash Liquidity. Guarantor shall at all times maintain Cash Liquidity of no less than $10,000,000.

(v) Minimum Total Liquidity. Guarantor shall at all times maintain Total Liquidity of no less than $20,000,000.

(b) The following definition is added to Article 1 of the Guaranty:

“Adjusted Total Assets” shall mean, with respect to any Person on any date, all amounts that would be included under total assets on a balance sheet of such Person and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, plus accumulated depreciation, minus (i) goodwill, and (ii) the amount of deferred financing expenses and amortizing intangibles, in the aggregate, that exceeds 10% of Adjusted Book Value.

(c) The definition of “Special Book Value Adjustments” in Article 1 of the Guaranty is hereby amended by deleting it in its entirety and replacing it with the following:

“Special Book Value Adjustments” means, as of a particular date, the following adjustments, made on a cumulative basis: (i) the GAAP adjustment to Guarantor’s book value that reflects the fair value of long-term interest rate hedges maintained for RAIT CRE CDO I, Ltd. and RAIT Preferred Funding II, Ltd., plus (ii) the amount of depreciation and amortization accumulated against real estate assets owned or consolidated with Guarantor, plus (iii) the value of the recurring fees paid for collateral management and property management by Guarantor and its consolidated Subsidiaries which were not already included in Guarantor’s Total Assets, minus (iv) the impact, if any, on Guarantor’s Total Assets of consolidating Taberna Preferred Funding VIII, Ltd. and/or Taberna Preferred Funding IX, Ltd. with Guarantor.

ARTICLE 2

REPRESENTATIONS

Guarantor represents and warrants to the Purchaser, as of the date of this Amendment and as of the Effective Date, as follows:

(a) all representations and warranties made by it in the Guaranty are true and correct;

(b) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(c) it is duly authorized to execute and deliver this Amendment and to perform its obligations under the Guaranty, as amended and modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;

(d) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(e) the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(f) this Amendment has been duly executed and delivered by it; and

(g) the Guaranty, as amended and modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.

ARTICLE 3
EXPENSES

Guarantor shall pay on demand all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 4

GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-140 1 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 5

MISCELLANEOUS

(a) Except as expressly amended or modified hereby, the Guaranty and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b) The Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures (such as PDF files) shall constitute original signatures and are binding on all parties.

(c) The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d) This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Guaranty.

(e) This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f) This Amendment and the Guaranty, as amended and modified hereby, is a Transaction Document and shall be construed in accordance with the terms and provisions of the Guaranty.

[SIGNATURES FOLLOW]IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PURCHASER:

BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales

By: /s/ Michael Birajiclian

Name: Michael Birajiclian Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

GUARANTOR:

RAIT FINANCIAL TRUST, a Maryland a Maryland real estate investment trust

By: /s/ Scott Davidson

Name: Scott Davidson Title: President